UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Processa Pharmaceuticals, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED SEPTEMBER 1, 2021

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 3, 2021

NOTICE HEREBY IS GIVEN that a Special Meeting of Stockholders of Processa Pharmaceuticals, Inc. will be held at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076, on Wednesday, November 3, 2021, beginning at 10:00 a.m., Eastern Time for the following purposes:

1.	to approve an amendment to our Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 shares to 50,000,000 shares;

2.	to approve an adjournment of the Special Meeting, if the Board of Directors determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on September 13, 2021 are entitled to receive notice of and to vote at the Special Meeting and any adjournments thereof.

We hope you will be able to attend the meeting, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by telephone or the Internet as instructed in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the Internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

In light of the COVID-19 pandemic, it could become necessary to change the date, time, location and/or means of holding the Special Meeting (including by means of remote communication). If such a change is made, we will announce the change in advance, and details on how to participate will be issued by press release, posted on our website and filed as additional proxy materials.

By order of the Board of Directors

/s/ David Young
Chief Executive Officer and Chairman of the Board of Directors

Hanover, Maryland

September 16, 2021

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2021

7380 Coca Cola Drive, Suite 106

Hanover, MD 21076

PROXY STATEMENT

Special Meeting of Stockholders

to be held on November 3, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Processa Pharmaceuticals, Inc., a Delaware corporation (“Processa,” the “Company,” “we,” “our” or “us”), of proxies of stockholders to be voted at a Special Meeting of Stockholders to be held at 10:00 a.m., EST, on Wednesday, November 3, 2021, and at any postponements or adjournments thereof.

The Board of Directors is soliciting votes (1) FOR the approval of an amendment to our fourth amended and restated certificate of incorporation (the “Fourth Amended and Restated Certificate of Incorporation”), to increase the number of authorized shares of our common stock, $0.0001 par value per share, from 30,000,000 to 50,000,000 (the “Authorized Common Stock Increase”); and (2) FOR approval to adjourn the Special Meeting, if the Board determines it to be necessary or appropriate, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Authorized Common Stock Increase (the “Adjournment”).

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

On or about September 16, 2021, we mailed to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and how you may submit your proxy on the internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials unless you follow the instructions therein for requesting these materials. For directions to the Special Meeting, please contact Wendy Guy at wguy@processapharmaceuticals.com.

ABOUT THE SPECIAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the Special Meeting. You are receiving a proxy statement because you owned shares of our common stock on September 13, 2021 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

This proxy statement includes information related to the proposals to be voted on at the Special Meeting and the voting process.

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Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, September 13, 2021, will receive notice of, and be eligible to vote at, the Special Meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 15,604,605 shares of common stock.

In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be available both (i) at the Special Meeting and for 10 days prior to the Special Meeting, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. local time at our corporate headquarters located at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076. If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Special Meeting (subject to satisfying the admission criteria) or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the special meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, physically or by proxy, of the holders of a majority of all the outstanding shares of our common stock entitled to vote at the Special Meeting must be present before any action can be taken by the stockholders at the Special Meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote if I am a stockholder of record?

If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote at the meeting or by proxy.

We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated David Young and Wendy Guy, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

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Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on November 2, 2021. Please see the Notice of Internet Availability of Proxy Materials or proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the Special Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the internet or by attending the Special Meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

What vote is required to approve each item and how are the votes counted?

To be approved, Proposal 1, which will increase the number of authorized shares of our common stock from 30,000,000 to 50,000,000, must receive FOR votes from the holders of a majority of the issued and outstanding shares of common stock as of the record date. Accordingly, abstentions and broker non-votes with respect this proposal will have the same effect as voting AGAINST this proposal (although no broker non-votes are expected to exist in connection with Proposal 1 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions).

To be approved, Proposal 2, which will allow the Adjournment of the Special Meeting if the Board determines it to be necessary or appropriate to solicit additional proxies, must receive FOR votes from the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote at the Special Meeting. Abstentions will have the same effect as voting AGAINST this proposal. Broker non-votes will not affect the outcome of this proposal (although no broker non-votes are expected to exist in connection with Proposal 2 since this is a routine matter for which brokers have discretion to vote if beneficial owners do not provide voting instructions).

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Other than the items in the proxy statement, what other items of business will be addressed at the Special Meeting?

The Board and management do not intend to present any matters at this time at the Special Meeting other than those outlined in the notice of the Special Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials by mail and wish to access these materials via the internet or electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements, by mail, you may choose to receive these materials by accessing the internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the internet or via electronic delivery by visiting the following website: www.proxypush.com/tick.

Your election to receive your proxy materials by accessing the internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Processa Pharmaceuticals, Inc.

7380 Coca Cola Drive, Suite 106

Hanover, Maryland 21076

(443) 776-3133
Attention: Wendy Guy

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

Where can I find the voting results of the special meeting?

We will announce the preliminary voting results at the special meeting and release the final results in a Form 8-K within four business days following the special meeting.

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PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On August 11, 2021, our Board of Directors unanimously approved, subject to stockholder approval, an amendment to our Fourth Amended and Restated Certificate of Incorporation (our “Charter”) to increase our authorized shares from 30,000,000 to 50,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this Proxy Statement as Appendix A.

We currently have a total of 31,000,000 shares of capital stock authorized under our Charter, consisting of 30,000,000 shares of common stock and 1,000,000 shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 30,000,000 to 50,000,000 and increase the number of authorized shares of all classes of stock from 31,000,000 to 51,000,000. The number of shares of authorized preferred stock would remain unchanged.

No other changes to our Charter are being proposed, including with respect to the number of authorized shares of preferred stock. The amendment is not intended to modify the rights of existing stockholders in any material respect. The additional shares of common stock to be authorized pursuant to the proposed amendment will be identical to the shares of common stock currently authorized and outstanding under our Charter, none of which have preemptive or similar rights to acquire the newly authorized shares.

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to increase the number of authorized shares of common stock, and we will not independently provide stockholders with any such rights.

Reasons for the Amendment

The Board has determined it is in our best interest to increase the number of authorized shares of our common stock from 30,000,000 shares to 50,000,000 shares in order to provide us with the flexibility to pursue future private or public offerings of our common stock, without the need to obtain additional stockholder approval to increase our authorized shares of common stock. There are currently no pending transactions or agreements that would require an increase in our authorized shares of common stock. Each additional authorized share of common stock would have the same rights and privileges as each share of currently authorized common stock. Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth.

As of August 25, 2021, 15,604,605 shares of our common stock, $0.0001 par value were issued and outstanding leaving 14,395,395 shares of common stock available for issuance. As of August 25, 2021, we have reserved 759,013 shares of our common stock for issuance upon the exercise of outstanding options and warrants, and upon the issuance of shares underlying previously awarded restricted stock units; along with 2,107,853 reserved for future issuance under our existing stock option and equity incentive compensation plans. On August 20, 2021, we executed an equity distribution agreement with Oppenheimer & Co, Inc. under which we may offer and sell up to 4,285,715 shares in one or more at the market public offerings (“ATM Program”). We currently have no shares of preferred stock issued or outstanding.

Other than issuances pursuant to equity incentive plans and our ATM Program, as of the date of this proxy statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal, and there are no negotiations pending with respect to the issuance thereof for any purpose. The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of the Company and its then existing stockholders.

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In determining the size of the proposed authorized share increase, our Board of Directors considered a number of factors, such as our historical issuances of shares and our potential future needs, including that over a number of years we may potentially need additional shares in connection with one or more future equity transactions, acquisitions or other strategic transactions and future issuances under equity compensation plans. If the stockholders do not approve this proposal, then we may not have the necessary shares available or would be required to seek stockholder approval in connection with any such transaction, which may delay or otherwise have a material adverse effect on such transaction or the Company.

Effects of the Amendment

The proposed amendment to our Charter would increase the total number of authorized shares of our common stock to 50,000,000 shares.

The rights and preferences of the shares of Common Stock prior and subsequent to the increase in the Company’s authorized capital will remain the same. It is not anticipated that the Company’s financial condition, management’s percentage ownership, the number of stockholders, or any aspect of the Company’s business will materially change as a result of the proposed amendment. The increase in authorized shares will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power.

While the increase in authorized shares will not have an immediate effect on the rights of existing stockholders, it may have a dilutive effect on the Company’s existing stockholders if additional shares are issued. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

While the issuance of additional shares of common stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares which could make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized common stock is not prompted by any specific effort of which we are aware to accumulate shares of our common stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of common stock as compared to the then-existing market price. Although the issuance of additional shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort to which the Company is aware to accumulate common stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should the Board of Directors determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, if ever, we expect to finance our cash needs in whole or in part through equity offerings. If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives.

If this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

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At present, our Board of Directors has no immediate plans, arrangements, or understandings to issue the additional shares of common stock. However, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future as well as to have sufficient shares available to provide appropriate equity incentives for our employees. The shares will be available for issuance by our Board of Directors for proper corporate purposes including, but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in our best interests and that of our stockholders and recommends that the stockholders approve the increase in authorized share capital.

Vote Required to Approve the Amendment of our Charter

Approval of the amendment to our Charter to effect an increase in the number of shares of our authorized common stock as set forth in the certificate of amendment to our Charter included as Appendix A, requires an affirmative vote of a majority of the common stock outstanding entitled to vote at the Special Meeting as of the record date. Abstentions and broker non-votes will have the same effect as “against” votes.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, APPROVAL OF THE AMENDMENT OF OUR CHARTER AUTHORIZING AN INCREASE IN OUR AUTHORIZED COMMON STOCK.

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PROPOSAL 2

ADJOURNMENT OF THE SPECIAL MEETING OF STOCKHOLDERS, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES IN FAVOR OF PROPOSAL 1

Adjournment to Solicit Additional Proxies

If we fail to receive a sufficient number of votes to approve Proposal 1 (an amendment to our Charter to increase our authorized common stock), we may propose to adjourn the Special Meeting, if the Board of Directors determines it to be necessary or appropriate for the purpose of soliciting additional proxies to approve Proposal 1. We currently do not intend to propose adjournment of the Special Meeting, if there are sufficient votes in favor of Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders under Delaware law, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of the Adjournment requires an affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions and broker non-votes are not votes cast and therefore will not affect the outcome of this proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2 THE ADJOURNMENT OF THE SPECIAL MEETING, IF THE BOARD DETERMINES IT TO BE NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL 1.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock at August 25, 2021 for each of our directors and executive officers. The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of August 25, 2021, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 15,604,605 shares of our common stock outstanding (including 111,389 issued but unvested shares of restricted stock) as of August 25, 2021. Shares of our common stock that a person has the right to acquire within 60 days of August 25, 2021, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Shares beneficially owned
	Shares	Percent
Name and address of beneficial owner (1)
Officers and Directors
Dr. David Young (2)	1,699,543	10.9%
Dr. Sian Bigora (3)	555,245	3.6%
Michael Floyd (4)	120,747	*
Wendy Guy (5)	375,092	2.4%
Patrick Lin (6)	449,364	2.9%
James Stanker (7)	107,999	*
Dr. Khalid Islam (8)	171,912	1.1%
Geraldine Pannu	5,707	*
Virgil Thompson (9)	94,933	*
Justin Yorke (10)	555,237	3.6%
Total for all Officers and Directors	4,135,779	26.5%

* represents less than 1%

(1) Unless otherwise indicated, the address for each beneficial owner listed is c/o Processa Pharmaceuticals, Inc., 7380 Coca Cola Drive, Suite 106, Hanover, Maryland 21076.

(2) Consists of (i) 381,964 shares of common stock held directly by Dr. Young; (ii) 476,376 shares held by family entities; (iii) 829,287 shares held by CorLyst, LLC (“CorLyst”) (791,783 shares held on behalf of entities controlled by Dr. Young and 37,504 shares held on behalf of unrelated stockholders); and (iv) 11,916 shares of common stock issuable upon meeting distribution requirements. Dr. Young is the Chief Executive Officer and Managing Member of CorLyst. Although Dr. Young confers with all other members or parties associated with CorLyst, Dr. Young has voting and investment control of this entity. Dr. Young disclaims beneficial ownership of a portion of CorLyst shares.

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(3) Consists of (i) 395,418 shares of common stock held directly by Dr. Bigora; (ii) 133,353 shares held by CorLyst; (iii) 14,558 shares of common stock issuable pursuant to options held directly by Dr. Bigora exercisable within 60 days of August 25, 2021; and (iv) 11,916 shares of common stock issuable upon meeting restriction/distribution requirements.

(4) Consists of (i) 2,000 shares held directly by Mr. Floyd; (ii) 94,331 shares held by Elion Oncology, Inc., based on his ownership interest in Elion Oncology, Inc.; and (iii) 24,416 shares of common stock issuable upon meeting restriction/distribution requirements.

(5) Consists of (i) 181,927 shares of common stock held directly by Ms. Guy; (ii) 166,691 shares held by CorLyst; (iii) 14,558 shares of common stock issuable pursuant to options held directly by Ms. Guy exercisable within 60 days of August 25, 2021; and (iv) 11,916 shares of common stock issuable upon meeting restriction/distribution requirements.

(6) Consists of (i) 422,890 shares of common stock held by Mr. Lin; (ii) 14,558 shares of common stock issuable pursuant to options held directly by Mr. Lin exercisable within 60 days of August 25, 2021; and (iii) 11,916 shares of common stock issuable upon meeting restriction/distribution requirements.

(7) Consists of (i) 44,111 shares of common stock held directly by Mr. Stanker; (ii) 51,972 shares of common stock issuable pursuant to options held directly by Mr. Stanker exercisable within 60 days of August 25, 2021; and (iii) 11,916 shares of common stock issuable upon meeting restriction/distribution requirements.

(8) The shares reported for Dr. Islam are held directly by Elion Oncology, Inc., based on his ownership interest in Elion Oncology, Inc.

(9) Consists of (i) 12,300 shares of common stock held directly by Mr. Thompson; (ii) 80,836 shares of common stock held directly by the Thompson Family Trust, of which Mr. Thompson is a trustee and has investment and disposition power over the shares of common stock; and (iii) 1,797 shares of common stock issuable pursuant to options held directly by Mr. Thompson exercisable within 60 days of August 25, 2021.

(10) Justin Yorke, a member of our Board of Directors, is a manager of the Arroyo Fund, LLC; JMW Fund, LLC; Richland Fund, LLC; and San Gabriel Fund, LLC. The shares of common stock reported for Mr. Yorke include the shares held by these Funds. Also included are 1,797 shares of common stock issuable pursuant to options held directly by Mr. Yorke exercisable within 60 days of August 25, 2021.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action by the stockholders at our next Annual meeting, which will be our 2022 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2022 annual meeting, any such proposal must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company between the close of business on February 8, 2022 and the close of business on March 10, 2022. If the date of the 2022 annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the first anniversary of the 2021 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the 2022 annual meeting or, the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made.

In addition, any stockholder proposal intended to be included in the proxy statement for the 2022 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than December 24, 2021. If the date of the 2022 annual meeting is moved by more than 30 days from the first anniversary of the 2021 Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board by regular mail to Wendy Guy, our Corporate Secretary at 7380 Coca Cola Drive, Suite 106, Hanover, MD 21076. All communications will be reviewed by management and then forwarded to the appropriate director or directors or to the full Board, as appropriate.

OTHER MATTERS

The Board knows of no matter to be brought before the Special Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Special Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

9

APPENDIX A

Form of Certificate of Amendment

to the

fourth AMENDED AND RESTATED certificate of incorporation

of

Processa pharmaceuticals, inc.

Processa Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 27, 2017, as amended on October 23, 2017, August 12, 2019, December 23, 2019 and June 25, 2020 (the “Certificate of Incorporation”).

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The Certificate of Amendment amends the Certificate of Incorporation as follows:

The FOURTH paragraph of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 50,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 1,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1.	General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.	Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3.	Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4.	Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution, or resolutions, providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting, a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, as to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

4. This Certificate of Amendment shall be effective at 5:00 p.m. Eastern Time on _____________, 2021.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

Dated: ___________, 2021	PROCESSA PHARMACEUTICALS, INC.

By:
	Name:	James Stanker
	Title:	Chief Financial Officer

Processa Pharmaceuticals, Inc.

7380 Coca Cola Dr, Suite 106

Hanover, Maryland 21076

SUBMIT A PROXY TO VOTE BY INTERNET - www.proxypush.com/tick

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

		For	Against	Abstain

The Board of Directors recommends you vote FOR the election of each of the following:

1.	To approve an amendment to the Certificate of Incorporation, to increase the number of authorized shares of common stock from 30,000,000 to 50,000,000.	☐	☐	☐

2.	To authorize an adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposal 1.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)		Date